Exhibit 3.3

JACKSON FINANCIAL INC.

AMENDED AND RESTATED BY-LAWS

Effective as of December 8, 2022

JACKSON FINANCIAL INC.

BY-LAWS

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ARTICLE VII

OFFICES

Section 7.01. Registered Office	22
Section 7.02. Other Offices	22

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Facsimile and Electronic Signatures	23
Section 8.02. Execution of Instruments	23
Section 8.03. Voting as Stockholder	23
Section 8.04. Fiscal Year	23
Section 8.05. Seal	23
Section 8.06. Books and Records; Inspection	23
Section 8.07. Dividends	24
Section 8.08. Reserves	24
Section 8.09. Electronic Transmission	24

ARTICLE IX

AMENDMENT & CONSTRUCTION

Section 9.01. Amendment	24
Section 9.02. Construction	24

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JACKSON FINANCIAL INC.

AMENDED AND RESTATED BY-LAWS

As amended and restated effective December 8, 2022

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of Jackson Financial Inc. (the “corporation”) for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held either within or without the State of Delaware, on such date and at such place, if any, and at such time as are designated by resolution of the corporation’s Board of Directors (the “Board”) and set forth in the notice or waiver of notice of the meeting. In lieu of holding an annual meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.11 of these Amended and Restated By-laws (the “By-Laws”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.02. Special Meetings. Special meetings of the stockholders of the corporation may be called only in the manner set forth in the certificate of incorporation of the corporation as then in effect (as the same may be amended from time to time, the “Certificate of Incorporation”). Notice of every special meeting of the stockholders of the corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the corporation shall be limited exclusively to the business set forth in the corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice; provided that that Board may also submit its own proposal or proposals at any stockholder-requested special meeting. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting. In lieu of holding a special meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.11 of these By-Laws. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

Section 1.03. Notice of Meetings; Waiver of Notice.

(a)    The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) not less than ten (10) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to such notice, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) the record date for determining the stockholders entitled to vote at the meeting, if such record date is different from the record date for determining the stockholders entitled to notice of the meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (v) such other information as may be required by law or as may be deemed appropriate by the Chair of the Board, the Chief Executive Officer and President, the Secretary of the corporation or the Board. If the stockholder list referred to in Section 1.08 of these By-Laws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.

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(b)    Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the corporation, and shall be given: (1) if mailed, when notice is deposited in the U.S. mail, postage prepaid, and (ii) if delivered by courier service, on the earlier of when the notice is received or left at such stockholder’s address. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission permitted by law shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)    A written waiver of notice of meeting signed by a stockholder entitled to notice or a waiver by electronic transmission by a stockholder entitled to notice, whether given before or after the meeting time stated therein, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.04. Quorum. At any meeting of the stockholders, the presence in person or by proxy of the holders of record of a majority of the total combined voting power of the then-outstanding shares of capital stock entitled to vote thereat shall constitute a quorum for the transaction of business at such meeting, except as otherwise required by law or by the Certificate of Incorporation. Where a separate vote by a class or classes or series is required, a majority of the total combined voting power of the then-outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

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Section 1.05. Organization; Procedure; Inspection of Election.

(a)    At every meeting of stockholders the presiding person shall be the Chair of the Board or, in the event of his or her absence or disability, the Chief Executive Officer and President or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board. The Secretary or, in the event of his or her absence or disability, the Assistant Secretary, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the presiding person or his or her designee. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding person shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as, in the judgment of the presiding person, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time (if any) allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting; and, if such presiding person should so determine, such presiding person shall so declare to the meeting and that any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b)    Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspector(s) of election, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for the office of director shall be appointed as an inspector of election. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law.

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Section 1.06. Proxies.

(a)    Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b)    A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person or persons to act for such stockholder as proxy. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission (as defined in Section 8.09 of these By-Laws) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a document created pursuant to this section may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original document.

(c)    No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

(d)    Any stockholder (or beneficial owner of stock) directly or indirectly soliciting proxies from other stockholders (or beneficial owners) must use a proxy card color other than white, and a white proxy card shall be reserved exclusively for solicitations by or on behalf of the Board.

Section 1.07. Voting. Except as otherwise required in the Certificate of Incorporation or by applicable law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his, her or its name on the books of the corporation at the close of business on the record date for such meeting. All matters at any meeting at which a quorum is present, except the election of directors, shall be decided by the affirmative vote of the holders of at least a majority of the total combined voting power of the outstanding shares of capital stock of the corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by the Certificate of Incorporation or these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, at any meeting of stockholders at which directors are elected, each nominee for election in an uncontested election shall be elected by majority vote. “Majority vote” means that the votes cast “for” a nominee’s election must exceed the votes cast “against” such nominee’s election. In all director elections other than uncontested elections, the nominees for director shall be elected by a plurality of the votes cast. For purposes of this Section 1.07, “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 1.10; or (b) such a notice has been submitted, and on or before the fifth (5th) business day prior to the date the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented) the notice has been: (i) withdrawn in writing to the Secretary of the Corporation; (ii) determined not to be a valid notice of nomination, with such determination made by the Board, or if challenged in court, by a final court order; or (iii) determined by the Board not to create a bona fide election contest. The stockholders do not have the right to cumulate their votes for the election of directors.

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Section 1.08. Voting Lists. The corporation shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, unless the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting, then the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Nothing contained in this Section 1.08 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. This list shall be open to the examination of any stockholder for at least ten (10) days prior to the meeting for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.09. Adjournment. Any meeting of stockholders may be adjourned from time to time , by the presiding person of the meeting or by the affirmative vote of a majority of the total combined voting power of the then-outstanding shares of capital stock present in person or represented by proxy at the meeting, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.03 of these By-Laws, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.03 of these By-Laws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

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Section 1.10. Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings of Stockholders.

(i)          Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 1.03 of these By-Laws, (B) by or at the direction of the Board or a duly authorized committee of the Board, or (C) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.10(a) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (as defined below) at an annual meeting of stockholders).

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(ii)         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 1.10(a)(i) of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (y) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person consents to serving as a director if elected and to being named in proxy materials and forms of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election and (z) all completed and signed questionnaires provided by the corporation, which questionnaires will be provided by the corporation within ten (10) days following a request therefor by a stockholder seeking to nominate nominees; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any affiliate who controls such stockholder or beneficial owner directly or indirectly (a “control person”), if any, (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and/or control person, if any; (2) the class, series and number of shares of capital stock of the corporation which are owned, directly or indirectly, beneficially and of record by such stockholder, such beneficial owner and such control person; (3) a representation that the stockholder is a holder of record of the stock of the corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a representation whether the stockholder, the beneficial owner, if any, and/or control person, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or, in the case of a nominee, reasonably believed by such person to be sufficient to elect the nominee, (y) deliver a proxy statement and a form of proxy to the holders of at least sixty-seven percent (67%) of the voting power of the corporation’s outstanding shares of capital stock entitled to vote in the election of directors and/or (z) otherwise solicit proxies from stockholders in support of such proposal or nomination; and (5) a certification regarding whether such stockholder, beneficial owner, if any, and control person, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the corporation. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the corporation between or among the stockholder giving notice, beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (B) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the corporation (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the corporation or any of its subsidiaries beneficially owned by such stockholder or by beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the corporation or any such subsidiary; and (D) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a–8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(ii) or paragraph (b) of this Section 1.10 of these By-Laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the corporation. In addition, no later than five (5) business days prior to the applicable stockholder meeting, the stockholder must deliver to the corporation reasonable evidence that such stockholder, beneficial owner, if any, or control person, if any has complied with the requirements of Rule 14a-19 under the Exchange Act, if applicable.

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(b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or a Committee appointed by the Board for such purpose or, (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10(b) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting. In the event the corporation calls a special meeting of stockholders, other than a special meeting requested by stockholders pursuant to Article NINTH of the Certificate of Incorporation, for the purpose of electing one or more directors of the corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the corporation, if the stockholder’s notice as required by Section 1.10(a)(ii) of these By-Laws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Notwithstanding any other provision of these By-Laws, in the case of a special meeting requested by stockholders pursuant to Article NINTH of the Certificate of Incorporation, no stockholder may nominate a person for election to the Board or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Article NINTH of the Certificate of Incorporation.

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(c) General.

(i)          Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Without limiting any remedy available to the corporation, a stockholder may not present nominations for director or business at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the corporation, if such stockholder, any beneficial owner (as applicable), any control person (as applicable) or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 1.10, otherwise failed to comply with this Section 1.10, or provided false or misleading information to the corporation.

(ii)         If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.10 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary at the principal executive offices of the corporation.

(A)    Whenever used in these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.10, “close of business” means 5:00 p.m. Eastern Time on any calendar day, whether or not a business day.

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(B)    Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(C)    The announcement of an adjournment or postponement of an annual meeting for which notice has been given or a special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.

(D)    A stockholder (and beneficial owner and control person, as applicable) shall also comply with all applicable laws (including federal and state laws and the rules and regulations promulgated thereunder) with respect to the matters set forth in this Section 1.10 and any violation of the foregoing shall be deemed a failure to comply with this Section 1.10.

Section 1.11. Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, including by webcast, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders may participate and shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

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Section 1.12. Delivery to the Corporation. Whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. Except as may otherwise be provided by law or by the Certificate of Incorporation, the affairs and business of the corporation shall be managed by or under the direction of the Board. The directors shall act only as a Board, and the individual directors, as such, shall have no power as such.

Section 2.02. Number and Term of Office. Subject to the rights of the holders of any class or series of preferred stock then-outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed, and may be altered from time to time, exclusively by resolution of the Board, but in no event may the number of directors of the corporation be less than one (1). Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.03. Election of Directors. Except as otherwise provided in Section 2.04 of these By-Laws, at each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected as provided in Section 1.07 of these By-Laws.

Section 2.04. Resignations; Removals; Vacancies.

(a)    Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chair of the Board, the Chief Executive Officer and President, or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

(b)    Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding to remove directors elected by such class or series of preferred stock, any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of a majority of the total combined voting power of the then-outstanding shares of capital stock entitled to vote generally for the election of directors, acting at a stockholder meeting.

(c)    Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding to elect additional directors or fill vacancies in respect of such directors under specified circumstances, and except as otherwise required by law, any vacancy in the Board that results from the death, disability, resignation or disqualification of any director, or an increase in the number of directors or the removal of any director, shall be filled exclusively by the affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

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Section 2.05. Regular Meetings. Regular meetings of the Board shall be held at such places, on such dates and at such times as are determined from time to time by resolution of the Board.

Section 2.06. Special Meetings. Special meetings of the Board shall be held whenever called by the Chair of the Board (or, in the event of his or her absence or disability, by the Chief Executive Officer and President) or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.

Section 2.07. Quorum. At any meeting of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.08. Participation by Telephonic Communications. Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 2.09. Voting. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.10. Notice of Meetings; Waiver of Notice.

(a)    Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.11 of these By-Laws. Notices shall be given personally, or by telephone, or by facsimile or email directed to each director at the telephone number, address or email address, as applicable, from time to time designated by such director to the Secretary. Each such notice must be given (or received, in the case of personal service) at least twenty-four (24) hours prior to the time of a special meeting, and at least five (5) days prior to the initial regular meeting affected by such resolution or other action, as the case may be.

(b)    A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated therein, is deemed equivalent to notice. Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

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Section 2.11. Adjournment. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.10 of these By-Laws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission. After such action is taken, such writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.13. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the corporation as the Board may deem appropriate. The Board may elect from among its members one or more vice-chairpersons to preside over meetings in the event of the absence or disability of the Chair of the Board, and to perform such other duties as may be designated by the Board.

Section 2.14. Compensation. The Board may by resolution determine the compensation of directors for their services and the expenses in the performance of such services for which a director is entitled to reimbursement.

Section 2.15. Reliance on Accounts and Reports, etc. A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the corporation and upon information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 2.16. Chair of the Board. The Chair of the Board shall be appointed by a majority of the directors then serving on the Board. The Chair shall have the power to call special meetings of stockholders and to call special meetings of the Board. If present, the Chair of the Board shall preside at meetings of the stockholders and of the Board. The Chair of the Board shall have such other powers and duties customarily and usually associated with the office of the Chair of the Board, as well as any additional powers and duties as may be from time to time assigned to him or her by the Board.

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Section 2.17. Emergency By-Laws. This Section 2.17 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors, or a standing committee thereof, shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE III

COMMITTEES

Section 3.01. Designation of Committees. The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules, and may designate such additional committees as it deems necessary or appropriate (each, a “committee” and collectively, the “committees”). Each committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation to the extent delegated to such committee by the Board, but no committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these By-Laws or (c) as may otherwise be excluded by law or by the Certificate of Incorporation. Any committee may be abolished or re-designated from time to time by the Board.

Section 3.02. Members and Alternate Members. The members of each committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings and may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member or alternate member of any committee (whether designated at an annual meeting of the Board or to fill a vacancy on such committee or otherwise) shall hold office as a committee member or alternate member, as applicable, until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

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Section 3.03. Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these By-Laws, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these By-Laws or rules and regulations adopted by the Board.

Section 3.04. Meetings and Actions of Committees. Meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-Laws, with such By-Laws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a)    Section 2.05 (relating to regular meetings);

(b)    Section 2.06 (relating to special meetings);

(c)    Section 2.08 (relating to participating by telephonic communications);

(d)    Section 2.10 (relating to notice and waiver of notice);

(e)    Section 2.11 (relating to adjournment and notice of adjournment); and

(f)    Section 2.12 (relating to action without a meeting).

Special meetings of committees may also be called by resolution of the Board.

Section 3.05. Resignations and Removals. Any member (and any alternate member) of any committee may resign from such position at any time by delivering notice of resignation in writing or by electronic transmission, signed by such member, to the Chair of the Board, the Chief Executive Officer and President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause.

Section 3.06. Vacancies. If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may only be filled by the Board, subject to Section 3.02 of these By-Laws.

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ARTICLE IV

OFFICERS

Section 4.01. Officers. The Board shall elect a Chief Executive Officer and President (which offices shall be held by the same person) and a Secretary as officers of the corporation. The Board may also elect a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine (including a Chief Financial Officer). In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person. No officer need be a director of the corporation.

Section 4.02. Election. The officers of the corporation elected by the Board shall serve at the pleasure of the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.06) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 4.03. Compensation. The salaries and other compensation of all officers and agents of the corporation shall be fixed by the Board or in the manner established by the Board.

Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Chair of the Board, the Chief Executive Officer and President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.

Section 4.05. Authority and Duties of Officers. An officer of the corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these By-Laws, (c) to the extent not inconsistent with law or these By-Laws, as may be specified by resolution of the Board and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.

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Section 4.06. Chief Executive Officer and President. The Chief Executive Officer and President shall, unless otherwise provided by the Board, be the chief executive officer of the corporation, shall have general control and supervision of the policies and operations of the corporation and shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise provided by the Board, he or she shall manage and administer the corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer or president of a corporation. He or she shall have the authority to sign, in the name and on behalf of the corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the corporation. He or she shall have the authority to cause the employment or appointment of such employees or agents of the corporation as the conduct of the business of the corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The Chief Executive Officer and President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.

Section 4.07. Vice Presidents. If one or more Vice Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer and President. In the event of absence or disability of the Chief Executive Officer and President, the duties of the Chief Executive Officer and President shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.

Section 4.08. Secretary. The Secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. The Secretary shall give, or cause to be given, all notices required to be given by these By-Laws or by law; shall perform such duties and exercise such powers as the may be assigned to him or her from time to time by the Board or the Chief Executive Officer and President; and shall have custody of the corporate seal of the corporation. The Secretary, or any Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. Any Assistant Secretary, in the order determined by the Board, shall, in the event of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer and President, or the Secretary may from time to time prescribe.

Section 4.09. Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Chief Executive Officer and President, or the Board; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and from time to time shall render to the Chief Executive Officer and President, and the Board, at a regular meeting or when the Board so requires, an account of the corporation; and shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer and President. Any Assistant Treasurer, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer and President, or the Treasurer from time to time prescribe.

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ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock, Uncertificated Shares; Facsimile Signatures.

(a)    The shares of the corporation shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate, signed by the appropriate officers of the corporation, representing the number and class of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

(b)    All signatures on the certificates referred to in Section 5.01(a) of these By-Laws may be in facsimile form, to the extent permitted by law. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.02. Transfer of Stock.

(a)    Transfers of certificated shares shall be made only on the books of the corporation upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer and otherwise in compliance with applicable law. Transfers of uncertificated shares shall be made on the books of the corporation as provided by applicable law. Within a reasonable time after the transfer of uncertificated shares, the registered owner thereof shall be given a notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to applicable law, the provisions of the Certificate of Incorporation and these By-Laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the corporation.

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(b)    The corporation may enter into agreements with stockholders to restrict the transfer of stock of the corporation in any manner not prohibited by the DGCL.

Section 5.03. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, the corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice of such claim or interests. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so.

Section 5.04. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

Section 5.05. Lost, Stolen or Destroyed Certificates. A new certificate (or uncertificated shares, if authorized as contemplated by Section 5.01(a) of these By-Laws) may be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed only upon delivery to the corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the corporation designated by the Board to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Indemnification.

(a) In General. The corporation shall indemnify, to the full extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of the corporation, (y) such person, while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of the corporation as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:

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(i) in a proceeding other than a proceeding by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom, or

(ii) in a proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom.

(b)    Indemnification in Respect of Successful Defense. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) of these By-Laws or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c)    Indemnification in Respect of Proceedings Instituted by Indemnitee. Section 6.01(a) of these By-Laws does not require the corporation to indemnify a present or former director or officer of the corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these By-Laws.

Section 6.02. Advance of Expenses. The corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking (which may be unsecured) by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. The corporation may authorize any counsel for the corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the corporation is a party to such proceeding.

Section 6.03. Procedure for Indemnification. Any indemnification under Section 6.01 of these By-Laws or any advance of expenses under Section 6.02 of these By-Laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 6.01 of these By-Laws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within sixty (60) days of, or to the extent all or any portion of a requested advance of expenses has not been granted within twenty (20) days of, the submission of such request. All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article, in whole or in part, shall also be indemnified by the corporation.

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Section 6.04. Burden of Proof.

(a)    In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these By-Laws, the corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the corporation (including its Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(b)    In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these By-Laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these By-Laws.

Section 6.05. Contract Right; Non-Exclusivity; Survival.

(a)    The rights to indemnification and advancement of expenses provided by this Article shall be deemed to be separate contract rights between the corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.

(b)    The rights to indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.

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(c)    The rights to indemnification and advancement of expenses provided by this Article to any present or former director or officer of the corporation shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.06. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 6.07. Employees and Agents. The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the corporation to indemnify or advance the expenses of any present or former employee or agent of the corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.08. Interpretation; Severability. Terms defined in Sections 145(h) or 145(i) of the DGCL have the meanings set forth in such sections when used in this Article. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01. Registered Office. The registered office of the corporation in the State of Delaware shall be located at the location provided in the corporation’s Certificate of Incorporation.

Section 7.02. Other Offices. The corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the corporation may from time to time determine or as the business of the corporation may require.

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ARTICLE VIII

MISCELLANEOUS

Section 8.01. Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these By-Laws, facsimile or electronic signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board or a committee thereof.

Section 8.02. Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the corporation authorized by the Board may authorize any other officer or agent of the corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such execution or signature shall be binding upon the corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.03. Voting as Stockholder. Unless otherwise determined by resolution of the Board, the Chair of the Board, the Chief Executive Officer and President, or any Vice President shall have full power and authority on behalf of the corporation to attend any meeting of stockholders or securityholders of any entity in which the corporation may hold stock or other securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock or other securities at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.04. Fiscal Year. Unless otherwise fixed by the Board, the fiscal year of the corporation shall commence on the first day of January of each year and shall terminate in each case on December 31.

Section 8.05. Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or may be used in any other lawful manner.

Section 8.06. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

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Section 8.07. Dividends.

(a)    Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the corporation may be declared by the Board, and any such dividend may be paid in cash, property, or shares of the corporation’s stock.

(b)    A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.08. Reserves. The Board may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 8.09. Electronic Transmission. “Electronic transmission”, as used in these By-Laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT & CONSTRUCTION

Section 9.01. Amendment. These By-Laws may be amended, altered or repealed:

(a)    by resolution adopted by a majority of the Board at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b)    by the affirmative vote of the holders of a majority of the total combined voting power of the outstanding shares of common stock entitled to vote at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

Section 9.02. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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